SECOND ALLONGE TO REAL ESTATE NOTE

     This is the second allonge dated as of February 1, 1999 to the Real Estate Loan Note dated May 23, 1996 (the "Note") from BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), payable to the order of MERIDIAN BANK (predecessor to FIRST UNION NATIONAL BANK, hereafter the "Bank") in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000.00). The Note was issued under the Amended and Restated Loan Agreement dated October 2, 1995, as amended by a First Amendment and a certain Second Amendment dated May 23, 1996 to the Amended and Restated Loan Agreement and is the subject of an Allonge dated September 26, 1996. This Allonge is being entered into in connection with the Fourth Amended and Restated Loan Agreement dated as of February 1, 1999 by and between the Borrower and the Bank. The Fourth Amended and Restated Loan Agreement dated February 1, 1999 as may be further amended, modified or restated from time to time is hereafter referred to as the "Loan Agreement". Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement.

     Following the application of the June 1, 1999 payment of principal and interest, the outstanding principal balance under the Note is $2,224,444,28.

     The Borrower has requested that the Bank agree to amend the terms upon which interest is calculated under the Real Estate Loan. The Bank is willing to make such amendments on the terms and conditions set forth herein.

     Now therefore, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. Principal payments under the Note shall be as follows (i) eighty two
(82) consecutive, monthly installments in the amount of $15,555.56 on the first Business Day of each month, which payments will commence on July 1, 1999 and end on April 1, 2006, and (ii) a final installment, consisting of the entire remaining principal balance of the Existing Real Estate Loan, together with all accrued interest thereon, which shall be due and payable May 1, 2006.

     2. The term "Loan Agreement" as used in the Note shall have the meaning assigned in the introductory paragraph to this Second Allonge.

     3. All other terms of the Note and the Loan Agreement remain in full force and effect.


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     4. The construction, interpretation and enforcement of this allonge to the
Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Bank have caused this allonge to the Note to be executed by their duly authorized officers as of the day and year first above written.

                                     BLONDER TONGUE LABORATORIES, INC.

                                     By: /s/ James A. Luksch
                                         ----------------------------
                                         James A. Luksch
                                         President

                                     FIRST UNION NATIONAL BANK

                                     By: /s/ Richard Banning
                                         ----------------------------
                                         Richard Banning
                                         Assistant Vice President